UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 24, 2015

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01 Entry into a Material Definitive Agreement

Effective February 24, 2015, MusclePharm Corporation, a Nevada Corporation (the “Company” or “we” or “our” or “us”) entered into a Commercial Loan Agreement (the “Loan Agreement”) with ANB Bank (“ANB”), pursuant to which the Company and ANB executed a Promissory Note (the “Note”), each attached hereto as Exhibit 10.1 and 10.2, respectively, pursuant to which the Company borrowed, from ANB, a principal amount of $4,000,000, subject to certain terms and conditions as further described in the Loan Documents (as defined below).

Maturity and Security. The Note matures on February 20, 2018. Loans made pursuant to Loan Agreement are secured by (i) a security interest in all of the Company’s inventory, (ii) all of the Company’s accounts receivable or other payments due, (iii) all the Company’ general intangible properties, including, but not limited to, tax refunds, intellectual property and customer lists, and (iv) 866,600 shares of the Company’s common stock currently held in the Company’s treasury, pursuant to the Security Agreement entered into by and between the Company and ANB (the “Security Agreement”), as attached hereto as Exhibit 10.3 (the Security Agreement together with the Note and Loan Agreement are collectively referred to herein as the “Loan Documents”).

Interest Rates. The interest rate which shall accrue on the principal amount of the Note is 5.250% per annum.

Upon the occurrence of an event of default, pursuant to the Company’s obligations pursuant to the Loan Documents, ANB may increase the interest rate to 28% per annum.

Fees. The Note and Loan Agreement contains certain fees UCC fees, late fees, and loan fees, including a one-time loan fee of $40,000.

Covenants. Subject to customary carve-outs, the Loan Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business, transactions with affiliates, bankruptcy, insolvency, change of control and changes relating to indebtedness.

Events of Default. The Loan Documents contain customary events of default, including, without limitation, non-payment of principal, interest or fees, violation of certain covenants, inaccuracy of representations and warranties in any material respect, cross defaults with certain other indebtedness and agreements, property value decrease, business termination, and merger or name change without notifying ANB.

The above description of the Note, Loan Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Promissory Note, dated February 20, 2015, between MusclePharm Corporation and ANB Bank.

10.2	Commercial Loan Agreement, dated February 20, 2015, between MusclePharm Corporation and ANB Bank.

10.3	Security Agreement, dated February 20, 2015, between MusclePharm Corporation and ANB Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: February 26, 2015
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer